EXHIBIT 10.2

THIS NOTE IS A CONTRACT FOR A SHORT-TERM LOAN, THIS LOAN AND INTEREST ACCRUED IS PAYABLE IN FULL AT MATURITY. SINCE BORROWER HAS SELECTED A PAYMENT SCHEDULE WHICH WILL NOT PAY THE LOAN IN FULL BY THE MATURITY DATE, BORROWER WILL NEED TO PAY A LUMP SUM, OR A BALLOON PAYMENT, WHICH WILL PAY OFF THE ENTIRE AMOUNT OF THE PRINCIPLE BALANCE OF THE LOAN AND ANY UNPAID INTEREST THEN DUE.

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND COMPANY RESTRICTIONS.

PROMISSORY NOTE

FOR VALUE RECEIVED, EVIO, Inc., a Colorado corporation, its successors and assigns (the “Company) promises to pay to the order of ________________________ (“Holder”), in immediately available funds, the aggregate principal amount set forth below (the “Principal Amount”) in accordance with the terms of this Promissory Note (“Note”).

EFFECTIVE DATE: December ___, 2017 PRINCIPAL AMOUNT: $ 100,000.00

1.	PAYMENT. All unpaid principal shall be due and payable on the date ninety (90) days from the Effective Date hereof (“Maturity Date”). Payment shall be made at Holder’s address as directed by Holder in writing, which Holder shall do at least ten (10) days prior to the Maturity Date.

2.	INTEREST. This Note shall bear no interest.

3.	PREPAYMENT. The Company may prepay this Note without penalty or premium.

4.	REORGANIZATION. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), the Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Note.

5.	DEFAULT. Should the Company fail to pay the Principal Amount within five (5) days from the Maturity Date, it shall be considered an event of default and the Holder shall have the option to convert the principal balance due hereunder into common shares of the Company. The Principal Amount will be converted into common stock of the Company at a conversion price per share equal to 50% of the lowest trading price of the Company’s common stock as reported on the OTCMarkets.com, or any exchange upon which the Company’s common stock may be traded in the future, for the five (5) trading days prior to the date of conversion. In order to effect the conversion of all or part of this Note, Holder shall issue a notice of conversion substantially in the form attached hereto as Exhibit “A” (the “Conversion Notice”). Holder shall surrender this Note upon conversion of the Principal Amount. The Company shall promptly following receipt of a Conversion Notice, issue and deliver to Holder a certificate or certificates for the number of shares to which Holder shall be entitled pursuant to the Conversion Notice. The Company shall transmit the certificate(s) by messenger or overnight delivery service or electronic delivery, if possible. No fractional shares shall be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, the Company shall round up to the nearest whole share of common stock. Holder’s sole remedy for default shall be conversion into common shares of the Company.

1

6.	SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Holder may not assign any of its rights, interests, or obligations hereunder without further approval from the Company.

7.	GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law provisions.

8.	ATTORNEY’S FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

9.	CONFORMITY WITH LAW. It is the intention of the Company and of Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal Amount of this Note.

10.	WAIVER. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in a dated writing signed by Holder. No delay or omission on the part of Holder in exercising any right pursuant to this Note shall operate as a waiver of such right or any other right. A waiver by Holder of any provision of this Note or of any rights against any individual, entity or collateral shall not prejudice or constitute a waiver of strict compliance of any other provision of this Note by any other individual or entity. No prior waiver by Holder or course of dealing between Holder and any individual or entity collectively constituting the Company shall constitute a waiver of any rights of Holder or of any obligations pursuant to this Note.

11.	FURTHER ASSURANCES. The Company agrees to sign, deliver, and file any additional documents or certifications that Holder may consider necessary to perfect, continue, and preserve the Company’s obligations under this Note and to protect Holder’s rights hereunder.

2

IN WITNESS WHEREOF, the Company has executed and issued this Note as of above written date.

EVIO, Inc. By: ________________________________ Name: William Waldrop Title: CEO

3